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                                                                   EXHIBIT 99(b)
ALLEGIANCE CORPORATION
1996 INCENTIVE COMPENSATION PROGRAM


1. PURPOSE. The purpose of the Allegiance Corporation 1996 Incentive Compensation Program ("Program") is to increase stockholder value and to advance the interests of Allegiance Corporation ("Allegiance") and its subsidiaries (collectively, the "Company") by providing a variety of economic incentives designed to attract, retain, and motivate officers and other key employees and by strengthening the mutuality of interest between such employees and the Company's stockholders. As used in this Program, the term "subsidiary" means any business, whether or not incorporated, in which Allegiance has a direct or indirect ownership interest.

2.       ADMINISTRATION.

         2.1 ADMINISTRATION BY COMMITTEE. The Program shall be administered by the Compensation Committee of the Allegiance Board of Directors ("Committee"), which shall consist of two or more non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act") who also qualify as outside directors within the meaning of
                  Section 162(m) and the related regulations under the Internal Revenue Code of 1986, as amended. The Chief Executive Officer of the Company may exercise any or all authority otherwise delegated to the Committee under the terms of the Program with respect to the grant or administration of incentives made to or held by persons who, at the time of the exercise of such authority, are not subject to Section 16(a) of the Exchange Act.

         2.2 AUTHORITY. Subject to the provisions of the Program, the Committee shall have the authority to (a) interpret the provisions of the Program, and prescribe, amend, and rescind rules and procedures relating to the Program, (b) grant incentives under the Program, in such forms and amounts and subject to such terms and conditions as it deems appropriate, including, without limitation, incentives which are made in combination with or in tandem with other incentives (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation, (c) modify the terms of, cancel and reissue, or repurchase outstanding incentives, subject to subsection 12.7, and (d) make all other determinations and take all other actions as it deems necessary or desirable for the administration of the Program; provided, however, that in no event shall the Committee cancel any outstanding stock option for the purpose of reissuing an option to the option holder at a lower exercise price. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons. The Committee shall comply with all applicable law in administering the Plan.

3. PARTICIPATION. Subject to the terms and conditions of the Program, the Committee shall designate from time to time the employees of the Company (including employees who are directors of Allegiance) who shall receive incentives under the Program


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         ("Participants"). All officers and other full-time employees of the
         Company are eligible to receive incentives under the Program. Participation, the grant of incentives and any related performance goals for persons subject to Section 16(a) of the Exchange Act must be determined by the Committee.

4.       SHARES SUBJECT TO THE PROGRAM

         4.1 NUMBER OF SHARES RESERVED. Subject to adjustment in accordance with subsections 4.2 and 4.3, the aggregate number of shares of Allegiance Common Stock ("Common Stock") available for incentives under the Program shall be 9,683,000 shares. All shares of Common Stock issued under the Program may be authorized and unissued shares or treasury shares. All of such shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. The maximum number of shares of Common Stock which may be granted in the form of Restricted Stock shall be 750,000. The maximum number of shares that may be granted in the form of a Stock Option or Stock Appreciation Right pursuant to any award granted in any fiscal year to a Participant shall be 1,000,000 shares.

         4.2      REUSAGE OF SHARES.

                  (a) In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender, or otherwise) of any incentive under the Program, that number of shares of Common Stock that was subject to the incentive but not delivered shall be available again for incentives under the Program.

                  (b) In the event that shares of Common Stock are delivered under the Program and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the award thereof, such forfeited or reacquired shares shall be available again for incentives under the Program.

         4.3 ADJUSTMENTS TO SHARES RESERVED. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange, or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock, the type and number of shares of stock which are or may be subject to incentives under the Program and the terms of any outstanding incentives (including the price at which shares of stock may be issued pursuant to an outstanding incentive) shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of incentives awarded or to be awarded to Participants under the Program.

5.       STOCK OPTIONS.

         5.1 AWARDS. Subject to the terms and conditions of the Program, the Committee shall designate the employees to whom options to purchase shares of Common Stock ("Stock Options") are to be awarded under the Program and shall determine the number, type, and terms of the Stock Options to be awarded to each of them.




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                  Each Stock Option shall expire not later than 10 years and one day after the date of grant. The option price per share ("Option Price") for any Stock Option awarded shall not be less than the Fair Market Value of a share of Common Stock on the date the Stock Option is granted. Each Stock Option awarded under the Program shall be a "nonqualified stock option" for tax purposes unless the Stock Option satisfies all of the requirements of Section 422 of the Internal Revenue
                  Code of 1986, as amended, and the Committee designates such Stock Option as an "Incentive Stock Option".

         5.2 MANNER OF EXERCISE. A Stock Option may be exercised by notice to the Company specifying the number of shares of Common Stock to be purchased and shall be accompanied by payment of the Option Price by check or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the Participant or certification of such ownership. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.

         5.3 DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with any option granted under this Program. Such dividend equivalents may be payable in cash or in shares of Common Stock upon such terms and conditions as the Committee in its sole discretion deems appropriate.

6.       STOCK APPRECIATION RIGHTS.

         6.1 GRANT OF SARS. Subject to the terms and conditions of the Program, the Committee shall designate the employees to whom stock appreciation rights ("SARs") are to be awarded under the Program and shall determine the number, type and terms of the SARs to be awarded to each of them. An SAR may be granted in tandem with a stock option granted under the Program, or the SAR may be granted on a free-standing basis. Tandem SARs may be granted either at or after the time of grant of a stock option, provided that, in the case of an Incentive Stock Option a tandem SAR may be granted only at the time of the grant of such option. The grant price of a tandem SAR shall equal the option price of the related option. The grant price of a free-standing SAR shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the SAR.

         6.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option. A tandem SAR shall terminate and no longer be exercisable upon termination or exercise of the related stock option. A tandem SAR may be exercised only with respect to the shares for which its related option is then exercisable.

         6.3 EXERCISE OF FREE-STANDING SARS. Free-standing SARs may be exercised upon such terms and conditions as the Committee, in its sole discretion, determines.



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         6.4      TERM OF SARS. The term of an SAR granted under the Program shall be determined by the Committee in its sole discretion; provided, however, that such term shall not exceed the option term in the case of a tandem SAP, or ten years in the case of a free-standing SAR.

         6.5 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                  (a) The excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price of the SAR by

                  (b) The number of shares with respect to which the SAR is exercised.

                  At the discretion of the Committee, the payment to be made upon an SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

7. STOCK AWARDS. Subject to the terms and conditions of the Program, the Committee shall designate the employees who shall be awarded shares of Common Stock without restrictions ("Stock Awards"), under the Program and shall determine the number and terms of the Stock Awards to be awarded to each of them. No person subject to Section 16(a) of the Exchange Act may receive a Stock Award, and no person eligible to receive a Stock Award may receive a Stock Award representing more than 2,500 shares of Common Stock in any calendar year.

8.       RESTRICTED STOCK.

         8.1 AWARDS. Subject to the terms and conditions of the Program, the Committee shall designate the employees to whom shares of Common Stock, subject to restrictions ("Restricted Stock"), shall be awarded or sold under the Program and determine the number of shares and the terms and conditions of each such award.

         8.2 RESTRICTIONS. All shares of Restricted Stock shall be subject to such restrictions as the Committee may determine, including, without limitation, any of the following:

                  (a) a prohibition against the sale, assignment, transfer, pledge, hypothecation, or other encumbrance of the shares of Restricted Stock for a specified period;

                  (b) a requirement that the holder of shares of Restricted Stock forfeit (or in the case of shares sold to a Participant, resell to the Company at his or her cost) such shares in the event of termination of his or her employment during any period in which such shares are subject to restrictions; or


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                  (c)      a prohibition against employment of the holder by any
                           competitor of the Company or against such holder's dissemination of any confidential information belonging to the Company.

                  All restrictions shall expire at such time as the Committee shall specify.

         8.3 STOCKHOLDER RIGHTS. Shares of Restricted Stock shall be registered in the name of the Participant. Each Participant who has been awarded shares of Restricted Stock shall have such rights of a stockholder with respect to such shares as the Committee may designate at the time of the award, including the right to vote such shares and the right to receive dividends paid on such shares. Unless otherwise provided by the Committee, stock dividends or non-cash dividends and any other securities distributed with respect to Restricted Stock shall be subject to the same restrictions and other terms and conditions as the Restricted Stock to which they are attributable.

         8.4 LAPSE OF RESTRICTIONS. Shares of Restricted Stock will be delivered free of all restrictions to the Participant (or to the Participant's legal representative, beneficiary, or heir) when the shares are no longer subject to forfeiture or restrictions on transfer.

9.       PERFORMANCE SHARES.

         9.1 AWARDS. Subject to the terms and conditions of the Program, the Committee shall designate the employees to whom Performance Shares are to be awarded and determine the number of shares and the terms and conditions of each such award. Each Performance Share shall entitle the Participant to a payment in the form of one share of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee.

         9.2 NO ADJUSTMENTS. Except as otherwise provided by the Committee or in section 4.3 hereof, no adjustment shall be made in Performance Shares awarded on account of cash dividends which may be paid or other rights which may be provided to the holders of Common Stock prior to the end of any performance period.

         9.3 SUBSTITUTION OF CASH. The Committee may, in its sole discretion, substitute cash equal to the Fair Market Value (determined as of the date of the issuance) of shares of Common Stock otherwise required to be issued to a Participant hereunder.

10. OTHER INCENTIVES. In addition to the incentives described in Sections 5 through 9 above and subject to the terms and conditions of the Program, the Committee may grant other incentives ("Other Incentives"), payable in cash or in stock, under the Program as it determines to be in the best interest of the Company.

11. PERFORMANCE GOALS. Awards of Restricted Stock, Performance Shares and other incentives under the Program may be made subject to the attainment of performance



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         goals relating to one or more business criteria within the meaning of
         Section 162(m) of the Internal Revenue Code of 1986, as amended, including, but not limited to, stock price, market share, sales, earnings per share, return on equity, costs and cash flow, as determined by the Committee from time to time.

12.      GENERAL

         12.1 EFFECTIVE DATE. The Program will become effective upon its approval by Baxter International, Inc., Allegiance's sole stockholder.

         12.2 DURATION. The Program shall remain in effect until all incentives granted under the Program have been satisfied by the issuance of shares of Common Stock, lapse of restrictions or the payment of cash, or have been terminated in accordance with the terms of the Program or the incentive. No incentive may be granted under the Program after the tenth anniversary of its effective date.

         12.3 NON-TRANSFERABILITY OF INCENTIVES. No incentive granted under the Program may be transferred, pledged, or assigned by the employee except by will or the laws of descent and distribution in the event of death, and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. During a Participant's lifetime, awards may be exercised only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, at the discretion of the Committee, a grant of an award may permit the transfer of the award by the Participant solely to members of the Participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

         12.4     COMPLIANCE WITH APPLICABLE LAW AND WITHHOLDING.

                  (a) The award of any benefit under the Program may also be made subject to such other provisions as the Committee determines appropriate, including, without limitation, provisions to comply with federal and state securities laws or stock exchange requirements.

                  (b) If, at any time, the Company, in its sole discretion, determines that the listing, registration, or qualification of any type of incentive, or the shares of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable, the issuance of shares of Common Stock pursuant to any incentive, or the removal of any restrictions imposed on shares subject to an incentive, may be delayed until such listing, registration, qualification, consent, or approval is effected.

                  (c) The Company shall have the right to withhold from any award under the Program or to collect as a condition of any payment under the Program, as applicable, any taxes required by law to be withheld. To the extent permitted by the Committee, a Participant may elect to have any


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                           distribution, or a portion thereof, otherwise
                           required to be made under the Program to be withheld or to surrender to the Company previously owned shares of Common Stock to fulfill any tax withholding obligation.

         12.5 NO CONTINUED EMPLOYMENT. Participation in the Program will not give any Participant the right to be retained in the employ of the Company or any right or claim to any benefit under the Program unless such right or claim has specifically accrued under the terms of any incentive under the Program.

         12.6 TREATMENT AS A STOCKHOLDER. No incentive granted to a Participant under the Program shall create any rights in such Participant as a stockholder of the Company until shares of Common Stock related to the incentive are registered in the name of the Participant.

         12.7 AMENDMENT OR DISCONTINUATION OF THE PROGRAM. The Board of Directors may amend, suspend, or discontinue the Program at any time; provided, however, that no amendment, suspension or discontinuance shall adversely affect any outstanding benefit and if any law, agreement or exchange on which Common Stock of Allegiance is traded requires stockholder approval for an amendment to become effective, no such amendment shall become effective unless approved by vote of Allegiance's stockholders.

         12.8 ACCELERATION OF INCENTIVES. Notwithstanding any provision in this Program to the contrary or the normal terms of vesting in any incentive, (a) the restrictions on all shares of Restricted Stock shall lapse immediately, (b) all outstanding Stock Options will become exercisable immediately, and (c) all performance goals shall be deemed to be met and payment made immediately if a Change in Control occurs. For purposes of this Program, a "Change in Control" shall have occurred if:

                  (1) any "Person", as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than Allegiance, any corporation owned, directly or indirectly, by the stockholders of Allegiance in substantially the same proportions as their ownership of stock of Allegiance, and any trustee or other fiduciary, holding securities under an employee benefit plan of Allegiance or such proportionately owned corporation), is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of Allegiance representing 20% or more of the combined voting power of Allegiance's then outstanding securities;


                  (2)      during any period of not more than 24
                           months, individuals who at the beginning of such period constitute the Board of Directors of Allegiance, and any new director (other than a director designated by a Person who has entered into an agreement with Allegiance to effect a transaction described in paragraph (1), (3), or (4) of this subsection 13.8) whose election by the board or nomination for election by Allegiance's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election



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                          or nomination for election as previously so approved,
                          cease for any reason to constitute at least a majority thereof,

                  (3) the stockholders of Allegiance approve a merger or consolidation of Allegiance with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Allegiance outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of Allegiance or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Allegiance (or similar transaction) in which no Person acquires more than 20% of the combined voting power of Allegiance's then outstanding securities; or

                  (4) the stockholders of Allegiance approve a plan of complete liquidation of Allegiance or an agreement for the sale or disposition by Allegiance of all or substantially all of its assets (or any transaction having a similar effect).

                  The Committee may also determine, in its discretion, that a sale of a substantial portion of Allegiance's assets or one of its businesses constitutes a "Change of Control" with respect to incentives held by Participants employed in the affected operation.

          12.9 DEFINITION OF FAIR MARKET VALUE. Except as otherwise determined by the Committee, the Fair Market Value of a share of Common Stock as of any date shall be equal to the closing sale price of a share of Common Stock on that date as reported on the New York Stock Exchange Composite Reporting Tape.




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